Exhibit 99.1

FOR IMMEDIATE RELEASE

SANMINA-SCI ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

SAN JOSE, CA (October 30, 2007) — Sanmina-SCI Corporation (“the Company”) (NASDAQ NM: SANM), a leading global electronics manufacturing services (EMS) company, today reported financial results for its fourth fiscal quarter and fiscal year ended September 29, 2007.

For the fourth quarter ended September 29, 2007, Sanmina-SCI reported revenue of $2.5 billion, compared to $2.5 billion in the third quarter ended June 30, 2007 and $2.7 billion in the fourth quarter ended September 30, 2006.  Revenue for the year ended September 29, 2007 was $10.4 billion, compared to $11.0 billion in the prior year.

Non-GAAP Financial Results for the Quarter and Fiscal Year

Net income for the fourth quarter 2007 was $10.2 million, $0.02 diluted earnings per share, compared to a net loss of $22.8 million, a diluted loss per share of $0.04 for the third quarter ended June 30, 2007, and net loss of $2.1 million, breakeven diluted earnings per share for the fourth quarter 2006.  Net income for fiscal year 2007 was $22.8 million, $0.04 diluted earnings per share, compared to $102.4 million, $0.19 diluted earnings per share in the prior year.

Gross profit was $134.1 million or 5.4 percent of revenue, a 60 basis point improvement from the prior quarter of  $120.3 million, or 4.8 percent of revenue, and up from $131.0 million, or 4.8 percent of revenue in the same period a year ago.  Operating income for the quarter was $42.8 million, up from $29.1 million in the prior quarter and up from $32.1 million for the same period last year.  Fiscal 2007 operating income was $182.6 million, compared to $243.7 million in fiscal 2006 (see Non-GAAP Financial Information).

GAAP Financial Results for the Quarter and Fiscal Year

Fourth quarter GAAP earnings were primarily impacted by a non-cash impairment charge for goodwill of $1.1 billion.  As a result of this charge, the Company reported a net loss of $1.1 billion in the fourth quarter of fiscal 2007, compared to a net loss of $27.6 million in the prior quarter and a net loss of $28.1 million for the same period last year. Diluted loss per share for the quarter was $2.10.   Net loss for fiscal year 2007 was $1.1 billion and diluted loss per share was $2.15.   This charge resulted from the Company’s annual goodwill impairment analysis in accordance with Statement of Financial Accounting Standards No. 142 (SFAS No. 142).

Cash Flow and Balance Sheet Metrics

The Company continued to manage its cash flow and balance sheet metrics, making improvements throughout fiscal 2007.

•                  Cash flow from operations was $145 million in Q4’07, and $511 million for fiscal 2007

•                  Cash and cash equivalents were $933.4 million, up $441.6 million from Q4’06

•                  Cash cycle days of 29 days represented a 7 day improvement from Q3’07

•                  Inventory decreased $72.7 million, inventory turns improved to 8.9x in Q4’07

“I am pleased with our gross margin improvement, cash flow generation and inventory turns during the fourth quarter.  We are confident that we will continue to improve our financial metrics.  We are committed to driving our ROIC above our weighted cost of capital as we exit fiscal year 2008,” stated Jure Sola, Chairman and Chief Executive Officer.

“The basis for Sanmina-SCI’s operational excellence strategy in 2008 and beyond is to focus on high-end markets that offer the greatest opportunity for success, invest in leading edge technology, and provide unparalleled end-to-end manufacturing solutions to our customers,” concluded Sola.

Personal and Business Computing Division

Consistent with previous announcements made by the Company concerning its personal and business computing business unit, the Company reaffirmed its intentions of separating this business unit from its core operations either by means of a sale or other disposition of the business.  This business unit includes the Company’s personal computing and industry standard server businesses, their related BTO/CTO operations in Mexico and Hungary and their associated logistics activities.  The Company expects the disposition of this business to occur over the next twelve months.  Accordingly, effective with the first fiscal quarter 2008, the Company expects to account for this business unit as a discontinued operation in accordance with SFAS No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets.

First Quarter Fiscal 2008 Outlook

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  Please refer to the Risk Factors reported in the Company’s annual and quarterly reports on file with the Securities and Exchange Commission for a description of some of the factors that could influence the Company’s ability to achieve the projected results.

The Company provides the following guidance with respect to the first fiscal quarter ending December 29, 2007:

•        Revenue is expected to be in the range of $2.5 billion to $2.65 billion

•        Non-GAAP diluted earnings per share to be between $0.02 to $0.04

Non-GAAP Financial Information

In the commentary set forth above, we present the following non-GAAP financial measures: gross profit, gross margin, operating income, operating margin, net income and earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, amortization expense and other infrequent or unusual items, to the extent material or which we consider to be of a non-operational nature in the applicable period.

We have furnished these non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  Our management also uses this information internally for forecasting, budgeting and other analytical purposes.  Therefore, the non-GAAP financial measures enable investors to analyze the core financial and operating performance of our Company and to facilitate period-to-period comparisons and analysis of operating trends.  A reconciliation from GAAP to non-GAAP results is contained in the attached financial summary and is available on the Investor Relations section of our website at www.sanmina-sci.com. Sanmina-SCI provides earnings guidance only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP.

Company Conference Call Information

Sanmina-SCI will be holding a conference call regarding this announcement on Tuesday, October 30, 2007 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 877-273-6760 and international 706-634-6605.  The conference will be broadcast live over the Internet.  Log on to the live webcast at www.sanmina-sci.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina-SCI’s website at www.sanmina-sci.com.   A replay of today’s conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international 706-645-9291, access code is 20185342.

About Sanmina-SCI
Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the Company’s future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company’s fiscal year 2006 Annual Report on Form 10-K filed on January 3, 2007 and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the Company files with the Securities Exchange Commission.

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	September 29,	September 30,
	2007	2006
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$933,424	$491,829
Accounts receivable, net	1,218,375	1,526,373
Inventories	1,059,856	1,318,400
Prepaid expenses and other current assets	178,213	131,144
Deferred income taxes	17,464	23,257
Restricted cash	8,125	—
Total current assets	3,415,457	3,491,003

Property, plant and equipment, net	609,394	620,132
Goodwill	510,669	1,613,230
Other intangible assets, net	22,218	29,802
Other non-current assets	85,750	94,512
Restricted cash	26,467	13,751
Total assets	$4,669,955	$5,862,430

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,450,705	$1,494,603
Accrued liabilities	203,870	223,263
Accrued payroll and related benefits	142,436	156,248
Current portion of long-term debt	71	100,135
Total current liabilities	1,797,082	1,974,249

Long-term liabilities:
Long-term debt, net of current portion	1,588,072	1,507,218
Other	111,654	110,400
Total long-term liabilities	1,699,726	1,617,618

Total stockholders’ equity:	1,173,147	2,270,563
Total liabilities and stockholders’ equity	$4,669,955	$5,862,430

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Net sales	$2,505,416	$2,717,306	$10,384,254	$10,955,421
Cost of sales	2,377,376	2,590,754	9,831,041	10,333,685
Gross profit	128,040	126,552	553,213	621,736

Operating expenses:
Selling, general and administrative	92,086	101,766	374,181	364,854
Research and development	6,016	9,896	30,085	40,181
Amortization of intangible assets	1,650	3,069	6,632	9,554
Restructuring costs	15,701	3,216	44,602	132,230
Impairment of assets	—	9,643	—	15,213
Goodwill impairment	1,099,650	3,787	1,099,650	3,787
In-process research and development	—	2,600	—	2,600
Total operating expenses	1,215,103	133,977	1,555,150	568,419

Operating income (loss)	(1,087,063)	(7,425)	(1,001,937)	53,317

Interest Income	5,409	4,892	28,766	19,434
Interest expense	(38,136)	(30,461)	(168,291)	(121,813)
Loss on extinguishment of debt	—	—	(3,175)	(84,600)
Other income (expense), net	7,524	(1,754)	23,734	(16,491)
Interest and other expense, net	(25,203)	(27,323)	(118,966)	(203,470)

Loss before income taxes and cumulative effect of accounting change	(1,112,266)	(34,748)	(1,120,903)	(150,153)

Provision (benefit) for income taxes	(3,132)	(9,526)	13,754	(5,766)

Loss before cumulative effect of accounting change	(1,109,134)	(25,222)	(1,134,657)	(144,387)

Cumulative effect of accounting change, net of tax	—	(2,865)	—	2,830

Net loss	$(1,109,134)	$(28,087)	$(1,134,657)	$(141,557)

Net loss per share before cumulative effect of accounting change:
Basic	$(2.10)	$(0.05)	$(2.15)	$(0.27)
Diluted	$(2.10)	$(0.05)	$(2.15)	$(0.27)

Net loss per share:
Basic	$(2.10)	$(0.05)	$(2.15)	$(0.27)
Diluted	$(2.10)	$(0.05)	$(2.15)	$(0.27)

Weighted-Average Shares used in computing per share amounts:
Basic	527,140	527,191	527,117	525,967
Diluted	527,140	527,191	527,117	525,967

Press Release Financials	SANMINA-SCI
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina - SCI Corporation
Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006

GAAP Gross Profit	$128,040	$126,552	$553,213	$621,736
GAAP gross margin	5.1%	4.7%	5.3%	5.7%
Adjustments:
Stock compensation expense(1)	4,652	1,810	8,235	6,473
Stock option investigation	1,150	—	1,150	—
Amortization of intangible asset	220	2,606	883	2,606
Non-GAAP Gross Profit	134,062	130,968	563,481	630,815
Non-GAAP gross margin	5.4%	4.8%	5.4%	5.8%

GAAP operating income (loss)	$(1,087,063)	$(7,425)	$(1,001,937)	$53,317
GAAP operating margin	-43.4%	-0.3%	-9.6%	0.5%
Adjustments:
Stock compensation expense(1)	7,876	3,868	21,392	13,276
Amortization of intangible assets	1,870	3,732	7,515	10,217
In-process research and development	—	2,600	—	2,600
Stock option investigation and integration	4,739	12,714	11,408	13,051
Restructuring costs	15,701	3,216	44,602	132,230
Impairment of assets(2)	—	9,643	—	15,213
Goodwill impairment(3)	1,099,650	3,787	1,099,650	3,787
Non-GAAP operating income	$42,773	$32,135	$182,630	$243,691
Non-GAAP operating margin	1.7%	1.2%	1.8%	2.2%

GAAP net loss	$(1,109,134)	$(28,087)	$(1,134,657)	$(141,557)
Adjustments:
Operating income adjustments (see above)	1,129,836	39,560	1,184,567	190,374
Gain on sale of surplus real estate and business	(10,591)	—	(17,431)	—
Loss on redemption of debt and other(4), (5), (6)	—	136	3,175	93,028
Cumulative effect of accounting change(7)	—	2,865	—	(2,830)
Tax effect of above items	63	(16,562)	(12,846)	(36,641)
Non-GAAP net income (loss)	$10,174	$(2,088)	$22,808	$102,374

Non-GAAP Earnings Per Share:
Basic	$0.02	$(0.00)	$0.04	$0.19
Diluted	$0.02	$(0.00)	$0.04	$0.19

Weighted-Average Shares used in computing Non-GAAP earnings per share amounts:
Basic	527,140	527,191	527,117	525,967
Diluted	529,309	527,191	528,965	526,434

(1) Total stock compensation expense for the three and twelve month periods ended September 29, 2007 and September 30, 2006 are presented as follows:

	Three Months Ended		Fiscal Year Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
	(In millions)
Cost of sales	$4.7	$1.8	$8.2	$6.5
Selling, general and administrative	2.9	1.9	12.6	6.1
Research and development	0.3	0.2	0.6	0.7
	$7.9	$3.9	$21.4	$13.3

(2)         The impact of the application of SFAS No.144 “Accounting for the Impairment or Disposal of Long-Lived Assets” recorded in the third quarter of fiscal 2006 and fourth quarter of fiscal 2006 was approximately $5.6 million and $9.6 million, respectively.

(3)         The impact of the application of SFAS No.142 “Goodwill and Other Intangible Assets” was approximately $1.1 billion and $3.8 million impairment recorded in the fourth quarter of fiscal 2007 and fiscal 2006, respectively.

(4)         The Company recorded a net loss of approximately $84.6 million from the early extinguishment of its $750 million 10.375% Notes due 2010 in the second quarter of fiscal 2006 (restated). The amount included a $112.2 million loss on early extinguishment and a net benefit of $22.1 million from adjustment of the related interest rate swap.

(5)         The Company recorded a net loss of approximately $3.2 million from early extinguishment of its $600 million Senior Unsecured Term Loan due 2008 in the third quarter of fiscal 2007.

(6)         The Company wrote off a long-term investment of $2.8 million in the third quarter of fiscal 2006.

(7)         The impact of adoption of SFAS No.123R “Share-Based Payments,” recorded in the first quarter of fiscal 2006 (restated) was a benefit of approximately $5.7 million. The impact of adoption of FIN No. 47 “Conditional Asset Retirement Obligation” recorded in the fourth quarter of fiscal 2006 was approximately $2.9 million.